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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Sonesta International Hotels Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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116 HUNTINGTON AVENUE, FLOOR 9

BOSTON, MASSACHUSETTS 02116

April 14, 2003

To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders to be held on May 12, 2003, at 9:00 a.m., notice of which is enclosed. The Meeting will be held at the Company's Corporate Offices, at 116 Huntington Avenue, Floor 9, Boston, Massachusetts. I hope that as many stockholders as possible will attend.

        Please date and sign the enclosed Proxy and return it in the accompanying envelope. This will not prevent you from voting in person at the Meeting if you so desire, in which case you may revoke your Proxy at that time. By returning your signed Proxy now, you can be sure that your vote will be counted even if you are not able to attend the Meeting.

        The Annual Report of the Company for 2002 is being forwarded to stockholders together with this Notice and Proxy Statement; however, any stockholder who wishes to receive another copy of the Annual Report or the Company's Form 10-K may obtain one, without charge, by writing to the Secretary of the Company at the above address.

                      Roger P. Sonnabend
                      Chairman of the Board

116 HUNTINGTON AVENUE, FLOOR 9

BOSTON, MASSACHUSETTS 02116

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

To the Stockholders of
    Sonesta International Hotels Corporation:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sonesta International Hotels Corporation (the "Company"), will be held at the Company's Corporate Offices, at 116 Huntington Avenue, Floor 9, Boston, Massachusetts, on May 12, 2003, at 9:00 a.m., for the following purposes.

Matter No.

  1.
  To elect a Board of Directors.

  2.
  To ratify the appointment of Ernst & Young LLP as independent auditors for the year 2003.

  3.
  To consider and transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

        Stockholders of record at the close of business on April 11, 2003 are entitled to notice of and to vote at the Meeting.

                      By Order of the Board of Directors,

                                                  Peter J. Sonnabend
                                                                            Secretary

Dated: April 14, 2003

PROXY STATEMENT

Solicitation of Proxies

        The accompanying Proxy is solicited by the Board of Directors of the Company. All shares represented by the accompanying Proxy will be voted in accordance with the specified choice of the stockholders. In the absence of directions, the Proxy will be voted for the election of the nominees for Directors named in this Proxy Statement, and for the ratification of the appointment of Ernst & Young LLP as independent auditors for the year 2003. The Proxy may be revoked at any time before it is exercised by notifying the Company in writing at the address listed on the Notice of Annual Meeting of Stockholders, Attention—Office of the Secretary; or by voting in person at the Meeting.

        All costs of solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit Proxies by telephone, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward Proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket and clerical disbursements in connection therewith. This Proxy Statement and accompanying Proxy are first being mailed to stockholders on or about April 14, 2003.

Outstanding Voting Securities and Voting Rights

        The outstanding voting securities of the Company as of April 1, 2003 consisted of 3,698,230 shares of Common Stock. Only stockholders of record at the close of business on April 11, 2003 will be entitled to vote. Stockholders are entitled to one vote per share. All stockholders have cumulative voting rights with respect to the election of Directors, which means that a stockholder's total vote (number of shares held multiplied by the number of Directors to be elected) may be cast entirely for one nominee or distributed among two or more nominees. The Board of Directors is soliciting discretionary authority to cumulate votes. The vote of the holders of a majority of the Common Stock voting at the Meeting will be sufficient to take action on all matters.

        Under SEC rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for Director. In accordance with New York State law, such abstentions are not counted in determining the votes cast in connection with the selection of auditors or the election of one or more of the nominees for Director.

1. ELECTION OF DIRECTORS

        The persons named in the accompanying Proxy, unless otherwise instructed, intend to vote shares in favor of the election as Directors for the ensuing year of the Nominees named below, and will be entitled to vote cumulatively in respect of any such nominees. In case any of those named should become unavailable to serve, it is intended that votes may be cast for a substitute. The Board of Directors of the Company has no reason to believe the persons named will be unable or decline to serve if elected.

Nominees		Owned Beneficially as of April 1, 2003(1)
Name, Age and Principal Occupation		Shares and Percent of Common Stock(2)
George S. Abrams	Age: 70; Director since May, 1995;
Attorney and Director and Trustee of several organizations		2,750 (Less than .1%)

Mr. Abrams has been an attorney with the law firm Winer and Abrams, Boston, Massachusetts for more than 20 years. He formerly served as General Counsel and Staff Director of the United States Senate Judiciary Subcommittee on Refugees. Mr. Abrams is a Director of Viacom, Inc., where he is Chairman of the Corporate Governance Committee, and of National Amusements, Inc. Mr. Abrams also serves as a trustee and on the Visiting Committees of a number of cultural, arts-related and educational institutions, including the Museum of Fine Arts, in Boston, and Harvard University.
Vernon R. Alden	Age: 79; Director since May, 1978;
Director and Trustee of several organizations		5,638 (.15%)

Mr. Alden was Chairman of the Board and Executive Committee of The Boston Company, Inc., a financial services company, from 1969 to 1978. He was President of Ohio University from 1961 to 1969. Mr. Alden is a former Director of Digital Equipment Corporation, Colgate-Palmolive Company, McGraw-Hill, The Mead Corporation and Intermet Corporation. He is an Independent General Partner of three ML-Lee Acquisition Funds and trustee of several cultural and educational organizations. Mr. Alden is Chairman of the Japan Society of Boston.

Joseph L. Bower	Age: 64; Director since May, 1984;
Donald Kirk David Professor of Business Administration, Harvard Business School		400 (Less than .1%)

Mr. Bower has been a member of the faculty of the Harvard Business School since 1963 and has served as Senior Associate Dean for External Relations, Chair of the Doctoral Programs, Director of Research, and currently chairs The General Manager Program. Mr. Bower is a Director of ANIKA Therapeutics, Inc., Brown Shoe Co., Inc., The ML-Lee Acquisition Funds, New America High Income Fund, Loews Corporation; and trustee of the TH-Lee Putnam Emerging Opportunities Portfolio, and is Vice Chair of the New England Conservatory of Music and a trustee of the DeCordova and Dana Museum and Sculpture Park. He has published extensively on strategy, organization, and the relation of business and government.
Charles J. Clark	Age: 54
NONE

Mr. Clark was a Senior Vice President, Commercial Banking, with USTrust and Citizens Bank of Massachusetts from 1986 to January 2003, and has more than 30 years of experience in banking. Mr. Clark serves on several non-profit boards and committees. He is the Board Chairman of YouthBuild USA; Chairman of the Board of Boston Community Capital; Chairman of the Board of the Massachusetts Alliance for Small Contractors; and a member of the Executive Committee of Junior Achievement Northern New England. Mr. Clark is a member of the Finance and Administration Committee of the United Way of Massachusetts Bay and a member of the Investment Committee of the Property and Casualty Initiative. He is a former Trustee of the New England College of Finance; a former Board Member of Jobs For Youth; and a former Board Member of Massachusetts Certified Development Corporation.

Paul Sonnabend (3)	Age: 75; Director since June, 1961;
Chairman of the Executive Committee and Chief Financial Officer, Sonesta International Hotels Corporation		338,584(4) (9.2%)

Mr. Sonnabend graduated in 1950 from Cornell University School of Hotel Administration after serving in the U.S. Naval Reserve. He was President of the Company from 1970 to 1977. In May 1980, Mr. Sonnabend became Vice Chairman of the Board, a position he held until November, 1983 when he reassumed the Presidency of the Company. In January 1996, in connection with Stephanie Sonnabend's being named President, Mr. Sonnabend was named Chairman of the Executive Committee and Chief Financial Officer of the Company. Mr. Sonnabend has been active in many community projects.
Peter J. Sonnabend	Age: 49; Director since May, 1995;
Vice Chairman and Secretary, Sonesta International Hotels Corporation		220,224(4)(5) (5.9%)

After graduating from Wesleyan University and Boston University School of Law, Mr. Sonnabend practiced law with the Boston law firm of Winer and Abrams from 1980 to 1987. In March 1987, he joined the Company as Vice President and Assistant Secretary, in May 1987 he became Vice President and Secretary, and in May 1995 was named Vice Chairman. He also represents the Company as General Counsel. Mr. Sonnabend is a trustee of The Institute of Contemporary Art, in Boston.
Roger P. Sonnabend (3)	Age: 77; Director since May, 1959;
Chairman of the Board and Chief Executive Officer, Sonesta International Hotels Corporation		268,370(4) (7.3%)

Mr. Sonnabend, a graduate of the Massachusetts Institute of Technology and Harvard Business School, became a Vice President of the Company in 1956 after ten years of hotel managerial experience. Subsequently, he was Executive Vice President and from 1963 to 1970 was President of the Company. Since June 1970, Mr. Sonnabend has been Chairman of the Board and from January 1978 until November 1983 he also held the office of President. He is involved with many professional, business, community and educational institutions.

Stephanie Sonnabend	Age: 50; Director since January, 1996;
President, Sonesta International Hotels Corporation		252,750(4) (6.8%)

Ms. Sonnabend graduated from Harvard University in 1975 and The Sloan School of Management, MIT in 1979. She joined the company in 1979 and held various managerial positions including Vice President of Sales, Vice President of Marketing, and Executive Vice President. In January 1996, she became President of the Company. Ms. Sonnabend serves on the Board of Directors of Century Bancorp and Century Bank and Trust, and the Board of Trustees of New England Conservatory.
Stephen Sonnabend (3)	Age: 71; Director since April, 1964;
Senior Vice President, Sonesta International Hotels Corporation		276,620(4)(6) (7.5%)

Mr. Sonnabend has served as General Manager of the Royal Sonesta Hotel in Cambridge and the Sonesta Beach Resort in Key Biscayne. In 1970, he became Senior Vice President of the Company and serves as President of the Sonesta Beach Resort in Key Biscayne, Florida.
Jean C. Tempel	Age: 60; Director since September 1, 1995
Managing Director, First Light Capital		10,000 (.27%)

Ms. Tempel is a Managing Director of First Light Capital, investing in early-stage information technology companies located in the Boston area. From 1991 to 1993, she was President/COO of Safeguard Scientifics, Inc., a Philadelphia-based NYSE technology company. She was a founding investor, director, and vice-chairman of Cambridge Technology Partners. Earlier, she was Executive Vice President and headed the Systems and Operations Group of The Boston Company (later Mellon). Ms. Tempel is a trustee of the Scudder family of mutual funds, is on the Boards of several private technology companies, and is a trustee of Connecticut College, Northeastern University and the United Way of MA Bay.

(1)
Shares are considered beneficially owned for the purposes of this Proxy Statement if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of, such security, or if the person has the right to acquire beneficial ownership within sixty (60) days.

(2)
As of April 1, 2003 the nominees listed in the table above beneficially owned an aggregate of 1,375,336 shares of the Company's Common Stock, representing 37% of that class of equity securities.

(3)
Roger, Paul and Stephen Sonnabend are brothers.

(4)
By virtue of his or her stock ownership interest and position with the Company, he or she may be deemed to control the Company (or be in common control with other stockholders of the Company) within the meaning of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

(5)
Of these shares, 61,000 are held as a Trustee of trusts for the benefit of Paul Sonnabend's children and grandchildren.

(6)
Includes 83,372 shares held in the name of KWEP Company, a nominee partnership that holds stock in the Company owned by the children of Stephen Sonnabend.

Committees of the Board of Directors

        The Company's Board of Directors has an Audit Committee consisting of Messrs. Abrams, Alden and Bower. Mr. Alden serves as Chairman of this Committee, which meets periodically with the Company's management and independent public accountants to assure that they are carrying out their responsibilities. An Audit Committee Charter was adopted by the Company's Board of Directors in May 2000.

        The Company's Board of Directors has an Executive Committee consisting of Messrs. Bower, Paul Sonnabend, Roger P. Sonnabend, and Ms. Tempel. Mr. Paul Sonnabend serves as Chairman of this Committee. The Committee has the authority, except as proscribed by law, to exercise the powers of the Directors in the management of the business affairs and property of the Company during the intervals between the meetings of the Board.

        The Company's Board of Directors has a Nominating Committee consisting of Messrs. Bower, Alden, and Peter J. Sonnabend, and Ms. Sonnabend. Mr. Bower serves as Chairman of this Committee. The functions of this Committee include consideration of the composition of the Board and recommendation of individuals for election as Directors of the Company. The Nominating Committee will consider nominees recommended by security holders provided such nominations are made pursuant to the Company's By-laws and applicable law.

        The Company's Board of Directors has a Compensation Committee consisting of Messrs. Alden and Bower and Ms. Tempel. Mr. Bower serves as Chairman of this Committee, which meets periodically to review and consider the appropriateness of the compensation of the Company's management.

Directors' Attendance and Fees

        Directors who are not salaried employees of the Company receive annual compensation of $12,000, plus an attendance fee of $600 per meeting.

        During 2002 there were four meetings of the Board of Directors, two meetings of the Compensation Committee, and two meetings of the Audit Committee. The Executive Committee did not meet during 2002. Each of the nominees attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which such Directors served during 2002, except that Mr. Abrams did not attend one of the Board of Directors and one of the Audit Committee Meetings.

Executive Compensation

        Set forth below is the compensation paid and/or accrued by the Company, including its subsidiaries, for services in all capacities for the last three completed fiscal years to or for the benefit of the CEO and each of its four other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000. The Company has no equity based compensation plans.

Summary Compensation Table

	Annual Compensation					Long Term Compensation
Name & Principal Position	Year	Salary		Bonus *	Other Annual Compensation	Restricted Stock Award	Securities Underlying Options/SAR's	LTIP ** Payouts	All Other Compensation
Roger P. Sonnabend Chief Executive Officer	2002 2001 2000	$418,374 410,328 418,374		$19,833 0 70,737	NONE	NONE	NONE	NONE	NONE
Paul Sonnabend Chairman of Exec. Comm. & CFO	2002 2001 2000	$396,158 388,540 396,158		$18,780 0 66,978	NONE	NONE	NONE	NONE	NONE
Felix Madera Vice President, International	2002 2001 2000	$367,200 374,400 370,000		$17,749 0 38,441	NONE	NONE	NONE	NONE	NONE
Hans U. Wandfluh Vice President	2002 2001 2000	$279,000 279,000 275,200		$61,870 57,024 67,424	NONE	NONE	NONE	NONE	NONE
Jacqueline Sonnabend Executive Vice President	2002 2001 2000	$310,759 313,183 320,000	†	$14,933 0 50,720	NONE	NONE	NONE	NONE	NONE
Peter J. Sonnabend Vice Chairman & Secretary	2002 2001 2000	$308,942 315,000 320,000†		$14,933 0 50,720	NONE	NONE	NONE	NONE	NONE
Stephanie Sonnabend President	2002 2001 2000	$308,942 315,000 320,000	†	$14,933 0 50,720	NONE	NONE	NONE	NONE	NONE

*
These bonuses were paid under the Company's incentive compensation plan (see p.12)

**
Long Term Incentive Plan

†
In December 2000, Jacqueline, Peter and Stephanie Sonnabend each received special bonuses of $20,000.

Agreements with Executives

        The Company entered into Restated Employment Agreements with Roger P. Sonnabend, Paul Sonnabend, and Stephen Sonnabend, effective as of January 1, 1992, and amended and updated in November 1995 (Paul) and March 1996 (Roger, Stephen), which replaced Restated Employment Agreements dated January 1, 1984, at annual base salaries of at least $418,374, $396,158, and $280,395, respectively. The current terms end December 31, 2002, but are automatically renewed for successive one year terms unless terminated by either party. Upon the death of any of such executives, the Company has undertaken to continue payments to their respective "Beneficiary" (as defined in the Agreement) in an amount equal to fifty percent (50%) of the applicable base salary as of the date of death, for a period of four years following death. Under separate agreements, dated December 31, 1991, and amended and updated in November 1995 (Paul) and March 1996 (Roger, Stephen), the Company has agreed that in the event of the permanent and total disability of Roger P. Sonnabend, Paul Sonnabend or Stephen Sonnabend while in the employ of the Company, the Company will continue payments to such executive in an amount equal to fifty percent (50%) of the applicable base salary at the date of disability, for a period of four years following the disability; and if death occurs during disability, for the balance of the four-year period, to the executive's spouse, estate or other designated beneficiary.

Incentive Compensation Plan

        The Company has an incentive compensation plan under which pre-tax profit thresholds are established at the beginning of each year for certain of its hotels. Once the profit threshold is reached at a hotel, key employees of that hotel are entitled to receive a bonus equal to 3% of their annual salary, and 10% of any profits in excess of the threshold are shared proportionally by the same group. Additionally, key employees of each hotel may receive a bonus of up to two percentage points based on an evaluation of that hotel's performance in the areas of personal service and hotel physical appearance. The total incentive bonus paid out during each year is capped at 25% of base salary. Executive Office key employees, including officers of the Company, are entitled to receive incentive payments equal to that percentage of their respective salaries which equals the average (as a percentage of salaries) of all incentive payments made to certain hotel key employees as a group.

        Because budget forecasting and establishing thresholds remains challenging, the revised incentive compensation plan that was put in place for 2002, will remain in effect for 2003. Under the revised plan, thresholds were established, as usual, but the base bonus amounts and the percentage participation in excess profits have been reduced from 10% to 5%. Generally, the maximum incentive bonus can only be achieved if hotels return to 2000 levels of profitability, which the Company regards as unlikely in 2003. In addition, the Executive Office key employees' bonus participation was reduced to 50% of the average of all incentive payments made to certain hotel key employees as a group.

Pension Plan

        The Company has an I.R.S. qualified defined benefit pension plan which covers all non-union salaried employees at its Executive Offices and its hotels in Boston (Cambridge), Key Biscayne and New Orleans, and certain of its managed hotels. All officers and Directors who are full-time employees of the Company are covered under this plan. Benefits under the plan are based on the average compensation for the highest sixty consecutive months of service during employment, reduced proportionately for each year of service less than twenty-seven (full service period). The plan provides for integration with 50% of the primary Social Security benefit, reduced proportionately for each year of service less than twenty-seven. It provides for a normal retirement age of 65 and an early retirement age of 55 with five years of service. Benefits become vested at normal retirement age or upon the completion of five years of service and attaining the age of 21. Thus, the Company is unable to ascertain the benefits which may accrue to its Directors and/or officers since the benefits are based on variable factors.

        The following table sets forth a range of estimated annual retirement benefits under the plan upon retirement at age 65.

PENSION PLAN TABLE

Average Annual Compensation for Highest Sixty Consecutive Months	Years of Service
	15	20	25	30*	35*
$125,000	$29,196	$38,928	$48,659	$52,552	$52,552
$150,000	$36,140	$48,187	$60,233	$65,052	$65,052
$175,000	$43,084	$57,446	$71,807	$77,552	$77,552
$200,000	$50,029	$66,705	$83,382	$90,052	$90,052
$225,000	$56,973	$75,965	$94,956	$102,552	$102,552
$250,000	$63,918	$85,224	$106,530	$115,052	$115,052
$300,000	$77,807	$103,743	$129,678	$140,052	$140,052
$350,000	$91,696	$122,261	$152,826	$160,000	$160,000
$400,000	$105,585	$140,780	$160,000	$160,000	$160,000
$450,000	$119,473	$159,298	$160,000	$160,000	$160,000
$500,000	$133,362	$160,000	$160,000	$160,000	$160,000

*
The maximum benefit under the Company's Pension Plan is based on 27 years of service.

        The above benefits are calculated on a single-life annuity basis and after deducting a portion of Social Security benefits, as described above.

        For 2002 the maximum benefit allowable under the Employee Retirement Income Security Act of 1974 is $160,000.

        Both Roger and Paul Sonnabend have the maximum number of years of credited service under the pension plan (27 years). Of the other individuals named in the Summary Compensation Table on page 11, Jacqueline Sonnabend has 19 years of credited service, Peter J. Sonnabend has 16 years of credited service, and Stephanie Sonnabend has 24 years of credited service.

Compensation Committee Report on Executive Compensation

        Compensation for Company executives has, for many years, been based primarily on base salary and the Company's cash incentive bonus program. The Compensation Committee, which is comprised solely of non-management directors, considers several factors in reviewing, approving and administering executive compensation, including job responsibilities, job performance, the compensation paid to executives holding similar positions in other companies of comparable size and complexity to the Company, the performance and financial condition of the Company, factors unique to the Company, and changes in the cost of living.

        In January 2002, the Compensation Committee met to set the base salaries to be paid to the chief executive officer and the executives named in the Summary Compensation Table, and the profit thresholds regarding the Company's Incentive Compensation Plan, for 2002. For that purpose, the Committee considered the impact that the events of September 11, 2001 had, and were likely to have, on the performance of the Company's hotels, and how that performance was further impacted by the continued major renovations at the properties in Key Biscayne, Florida (owned), Boston (Cambridge), Massachusetts (owned) and New Orleans, Louisiana (leased). Based on these factors, the Committee, on Management's recommendation, approved base salary freezes for all executive officers of the Company—including the chief executive officer, the chairman of the executive committee, and senior vice president, who for the sixth consecutive year received no increase in base salary—and, further, required all executive officers to take one week of unpaid leave.

        The second component of executive compensation relates to annual bonuses which may be earned by the chief executive officer as well as all other executive and key officers of the Company under the Company's Incentive Compensation Plan. The chief executive officer and the other named executive officers earn bonuses under this plan based on the average (as a percentage of salaries) of all incentive payments made to certain key hotel employees under the plan based on performance objectives established by Management and approved by the Compensation Committee at the beginning of each year for certain of the Company's hotels. The Company's Incentive Compensation Plan is described in more detail under "Incentive Compensation Plan" contained elsewhere in this Proxy Statement.

        The Company has not maintained a stock option plan for several years and none of the executive officers named in the Summary Compensation Table presently hold any stock options. Stock options have not been deemed a necessary part of the Company's compensation program due in part to the fact that five of the six named executive officers are beneficial owners of a significant number of shares of the Company's capital stock.

        Submitted by the Compensation Committee.

        Vernon R. Alden, Joseph L. Bower, Chairman, and Jean C. Tempel

Performance Graph

        The following graph compares the annual percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market (US Companies) and the NASDAQ Hotels and Motels for the five-year period commencing December 31, 1997 and ending December 31, 2002.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
Sonesta International Hotels Corporation

Produced on 03/18/2002 including data to 12/31/2002

        Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved. ©Copyright 2003

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Company's Board of Directors consisted of Vernon R. Alden, Joseph L. Bower, and Jean C. Tempel throughout 2002.

Certain Relationships/Transactions

        Mr. George S. Abrams, a Director of the Company, performed legal services for the Company during 2000 and 2001.

        The Company has purchased artwork for its hotels and executive offices from Obelisk Gallery, Inc., a corporation owned by Mrs. Roger Sonnabend. Purchases for artwork for the Company from January 1, 2002 through March 1, 2003, totaled $179,300. In addition, the Company purchased artwork from Obelisk Gallery, Inc. for hotels operated under management agreements. These purchases, which are charged to the individual properties, totaled $264,700 during the period from January 1, 2002 through March 1, 2003. The Company believes that the prices paid for such artwork are at least as favorable to the Company as would have been obtained from unrelated parties.

        The Company has extended loans to certain employees. The following persons were indebted to the Company in excess of $60,000 during the period January 1, 2002 through March 1, 2003: Jacqueline Sonnabend, Executive Vice President, owed up to $121,726, and was indebted in that amount as of March 1, 2003; Peter J. Sonnabend, Vice Chairman and Secretary, owed up to $61,000, and was indebted in the amount of $54,000 as of March 1, 2003. Both such loans accrue interest at Prime plus one percentage point.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information as of April 1, 2003 with respect to persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock.

COMMON STOCK

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
Alan M. Sonnabend c/o Sonesta Beach Resort 350 Ocean Drive Key Biscayne, FL 33149	291,000	7.9%
Jacqueline Sonnabend 116 Huntington Avenue Boston, MA 02116	235,550	6.4%
Paul Sonnabend 116 Huntington Avenue Boston, MA 02116	338,584	9.2%
Peter J. Sonnabend 116 Huntington Avenue Boston, MA 02116	220,224	5.9%
Roger P. Sonnabend 116 Huntington Avenue Boston, MA 02116	268,370	7.2%
Stephanie Sonnabend 116 Huntington Avenue Boston, MA 02116	252,750	6.8%
Stephen Sonnabend 116 Huntington Avenue Boston, MA 02116	276,620	7.5%
All executive officers and Directors as a group (16) persons including those noted above)	1,684,686	46%

(1)
See note 1 on Page 9.

Report of the Audit Committee

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with Management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from Management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors' independence.

        The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without Management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held two meetings during 2002, and has held one meeting to date in 2003.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors for 2003.

                      Submitted by the Audit Committee.

                      Vernon R. Alden, Chairman,
                      George S. Abrams, and Joseph L. Bower

April 9, 2003

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The persons named in the accompanying Proxy intend, unless otherwise instructed, to vote shares for Ernst & Young LLP as independent auditors for the Company for the year 2003. The appointment of this firm has been made by the Board of Directors of the Company upon recommendation of its Audit Committee, subject to stockholder ratification. Until 1979, Arthur Young & Company, which merged with Ernst & Whinney during 1989 to form Ernst & Young LLP, had acted as independent auditors for the Company for many years and was reappointed in 1985.

        Ernst & Young LLP is an internationally recognized firm of independent auditors. This firm has considerable experience in the hotel industry and has offices in almost all locations in which the Company operates. In the opinion of the Board of Directors of the Company, Ernst & Young LLP is fully qualified to act as independent auditors for the Company.

        The Audit Committee has previously reviewed and approved the scope of the annual audit by the Company's independent public accountants. The Committee also reviews all services and fees at the end of each annual audit. Fees for the last fiscal year were: annual audit services $142,500, audit related services $47,000.

        A representative of Ernst & Young LLP is expected to be present at the Meeting and will have an opportunity to make a statement and is to be available to respond to stockholders' questions.

STOCKHOLDER PROPOSALS

        Proposals that stockholders intend to present at the next Annual Meeting of Stockholders must comply with Rule 14a-8 of the Securities and Exchange Commission issued under the Securities Exchange Act of 1934 and must be received at the principal executive offices of the Company, 116 Huntington Avenue, Floor 9, Boston, Massachusetts 02116 not later than February 1, 2004.

MISCELLANEOUS

        The Board of Directors does not know of any matters, other than those discussed in this Proxy Statement, which may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                      By Order of the Board of Directors

                      PETER J. SONNABEND
                                  Secretary

Dated: April 14, 2003

        The Board of Directors hopes that all stockholders will attend the Meeting. In the meantime, you are requested to execute the accompanying Proxy and return it in the enclosed envelope. Stockholders who attend the Meeting may vote their stock personally even though they have sent in their Proxies.

PROOF # 1

PROXY

SONESTA INTERNATIONAL HOTELS CORPORATION

PROXY For Annual Meeting of Stockholders - May 12, 2003
To be held at Sonesta(1)s Corporate Office
116 Huntington Avenue, Floor 9, Boston, Massachusetts
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of SONESTA INTERNATIONAL HOTELS CORPORATION, a New York corporation, hereby constitutes and appoints BOY A.J. VAN RIEL and PETER J. SONNABEND and each of them, the true and lawful attorneys and proxies of the undersigned with power of substitution in each of them and their respective substitute(s), for and in the name of the undersigned to vote the COMMON STOCK which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Sonesta International Hotels Corporation, to be held on May 12, 2003 at 9:00 A.M., and at any adjournment(s) thereof, to the same extent and with all powers which the undersigned would possess if personally present. A majority of such attorneys and proxies or their substitute(s), or if only one be present and acting at such meeting, then that one, shall have and may exercise all of the powers of all of said attorneys and proxies. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith, each dated April 14, 2003.

(Continued and to be SIGNED on the other side)

ANNUAL MEETING OF STOCKHOLDERS OF

SONESTA INTERNATIONAL HOTELS CORPORATION

May 12, 2003

PROOF # 1

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS.
NOMINEES:
	☐	FOR ALL NOMINEES	o o o	G. Abrams V. Alden J. Bower
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o o o	C. Clark Paul Sonnabend P.J. Sonnabend
	☐	FOR ALL EXCEPT (See instructions below)	o o o o	R. Sonnabend S. Sonnabend Stephen Sonnabend J. Tempel
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of Ernst & Young LLP as independent accountants of the Company for the year 2003.	☐	☐	☐
3.	Upon such other business as may properly come before the meeting or any adjournment(s) thereof.	☐	☐	☐
UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS NO. 1 AND NO. 2.
PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY STATEMENT
1. ELECTION OF DIRECTORS
PRINCIPAL STOCKHOLDERS
COMMON STOCK
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS
MISCELLANEOUS